Exhibit 4.2

OPEXA THERAPEUTICS, INC.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

WARRANT AGREEMENT

Dated as of February 25, 2015

THIS WARRANT AGREEMENT (this “Agreement”), dated as of February 25, 2015 is by and between Opexa Therapeutics, Inc., a Texas corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent,” also referred to herein as the “Transfer Agent,” and subject to the appointment of a successor Warrant Agent pursuant to Section 8.3).

WHEREAS, the Company is engaged in a public rights offering (the “Offering”) of the Company’s Common Stock (as defined below) together with Warrants (as defined below) to purchase Common Stock and, in connection therewith, will distribute to holders of its common stock, par value $0.01 per share (“Common Stock”), and holders of certain of its outstanding warrants (the “Series L Warrants”) rights to subscribe to purchase units in the Offering (the “Units”).  Each Unit consists of one share of Common Stock (the “Shares”) and one “Series M” warrant representing the right to purchase one share of Common Stock (the “Warrants” and, together with the Units, the Shares and the shares of Common Stock underlying the Warrants, the “Securities”).  Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of (i) $0.50 per share from the date of issuance through June 30, 2016 and (ii) $1.50 per share from July 1, 2016 through the Expiration Date (as defined below), subject to adjustment as described herein; and

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, No. 333-201731, as amended (the “Registration Statement”), and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.	Warrants.

2.1 Form of Warrant.  Notwithstanding any provision herein to the contrary, all of the Warrants shall be represented by one or more book-entry certificates (each a “Book-Entry Warrant Certificate”).  Each Warrant shall be issued in registered form only and shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary or other authorized officer of the Company.  In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2 Effect of Countersignature.  Unless and until countersigned by, or bearing the facsimile signature of, the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3 Registration.

2.3.1 Warrant Register.  The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants.  Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company or its representatives.  To the extent the Warrants are “DTC Eligible” as of the issuance date, all of the Warrants shall be represented by one or more Book-Entry Warrant Certificates deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository.  Notwithstanding any provision herein to the contrary, ownership of beneficial interests in the Book-Entry Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry direct registration system (DRS) records of the Warrant Agent, as evidenced by statements issued by the Warrant Agent from time to time to the holders of direct registration securities reflecting such book-entry direct registration ownership.

If the Warrants are not “DTC Eligible” as of the issuance date or the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent to make other arrangements for book-entry settlement within ten (10) days after the Depository ceases to make its book-entry settlement available.  In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive Warrant Certificates in physical form evidencing such Warrants.  Such definitive Warrant Certificates shall be in substantially the form attached hereto as Exhibit A.

2.3.2 Registered Holder; Beneficial Owners.  Prior to due presentment to the Warrant Agent for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  Any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee shall be deemed the “beneficial owner” thereof.

2.3.3 Uncertificated Warrants.  Notwithstanding the foregoing and anything else herein to the contrary, the Warrants may be issued in uncertificated form.

3.	Terms and Exercise of Warrants.

3.1 Warrant Price.  Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of (i) $0.50 per share from the date of issuance through June 30, 2016 and (ii) $1.50 per share from July 1, 2016 through the Expiration Date, subject to the adjustments provided in Section 4 hereof and in the second to last sentence of this Section 3.1.  The term “Warrant Price” as used in this Agreement shall mean the price per share at which shares of Common Stock may be purchased at the time a Warrant is exercised.  The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days; provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants and provided further that any such reduction shall be identical among all of the Warrants.  For purposes of the Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

3.2 Duration of Warrants.  A Warrant may be exercised only during the period (the “Exercise Period”) commencing immediately following the closing of the Offering and terminating at 5:00 p.m. New York City time on the Expiration Date; provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions set forth in subsection 3.3.3. below with respect to an effective registration statement.  For purposes of this Agreement, the “Expiration Date” shall mean the date that is three (3) years after the closing of the Offering; provided, however, that upon a merger, consolidation, sale of substantially all assets or similar transaction involving the Company, at the option of the Company and upon at least ten (10) days prior written notice to Registered Holders of the Warrants, the Warrants must be exercised no later than immediately prior to the closing of any such transaction or they shall automatically expire upon such closing (in which event such closing shall be the Expiration Date).  Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date.  The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and provided further that any such extension shall be identical in duration among all of the Warrants.

3.3 Exercise of Warrants.

3.3.1 Cash Exercise.  If an effective registration statement is available for the issuance of the Warrant Shares (as defined below), a Registered Holder may exercise the Warrants through a cash exercise (a “Cash Exercise”) by delivering, not later than 5:00 p.m., New York City Time, on any business day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at its corporate trust department, (i) the Warrant Certificate evidencing the Warrants to be exercised, or in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised shown on the records of the Depository (the “Book-Entry Warrants”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, (ii) an election to purchase the Warrant Shares underlying the Warrants to be exercised (“Exercise Notice”), properly completed and executed by the Registered Holder on the reverse of the Warrant Certificate and indicating that the Registered Holder wishes to effect a Cash Exercise, or, in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depository’s procedures, and (iii) the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant.  The aggregate Warrant Price shall be paid in lawful money of the United States by certified check or official bank check or by bank wire transfer in immediately available funds, in ease case payable to the order of the Warrant Agent.

3.3.2 Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if and only if an effective registration statement covering the issuance of the Warrant Shares is not available, the Registered Holder may exercise this Warrant in whole or in part through a cashless exercise (a “Cashless Exercise”) by delivering, not later than 5:00 p.m., New York City Time, on the Exercise Date to the Warrant Agent at its corporate trust department, (i) the Warrant Certificate evidencing the Warrants to be exercised, or in the case of a Book-Entry Warrant Certificate, the Book-Entry Warrants to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, and (ii) an Exercise Notice, properly completed and executed by the Registered Holder on the reverse side of the Warrant Certificate and indicating that the Registered Holder wishes to effect a Cashless Exercise, or, in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depository’s procedures.  In lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Warrant Price, the holder may elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to formula below.  In no event shall the Company be required to net cash settle the Warrant exercise.  In case of a Cashless Exercise, the following formula applies:

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A           =           the total number of shares with respect to which this Warrant is then being exercised.

B           =           the arithmetic average of the Closing Sale Prices (as defined below) of the Common Stock for the five (5) consecutive trading days ending on the date immediately preceding the date of the Exercise Notice.

C           =           the Warrant Price then in effect for the applicable shares of Common Stock at the time of such exercise.

The term “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the NASDAQ Capital Market, as reported by Bloomberg, or, if the NASDAQ Capital Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the NASDAQ Capital Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Company.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

Upon receipt of an Exercise Notice for a Cashless Exercise, the Warrant Agent will promptly deliver a copy of the Exercise Notice to the Company to confirm the number of Warrant Shares issuable in connection with the Cashless Exercise.  The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this section to calculate, the number of Warrant Shares issuable in connection with a cashless exercise.

3.3.3 Issuance of Shares of Common Stock on Exercise.  As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1), the Company shall issue to the Registered Holder or Participant, as the case may be, of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised.  If fewer than all of the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records made by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.  Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant, or to settle such Warrant exercise, if payment is pursuant to subsection 3.3.1 unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants (the “Warrant Shares”) is then effective and a prospectus relating thereto is current.  No Warrant shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of a Warrant if payment is pursuant to subsection 3.3.1 unless the Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of the Warrants.  In the event that the conditions in the two (2) immediately preceding sentences are not satisfied with respect to a Warrant (unless payment is pursuant to subsection 3.3.2), the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.  Subject to Section 4.5 of this Agreement, a Registered Holder of Warrants may exercise its Warrants only for a whole number of shares of Common Stock.  In no event will the Company be required to net cash settle the Warrant.  If, by reason of any exercise of Warrants, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall either (i) round up to the nearest whole number the number of shares to be issued to such holder or (ii) pay such holder cash for such fractional share in the Company’s sole discretion.  In the event of a cash exercise, the Company hereby instructs the Transfer Agent to record cost basis for newly issued shares as the Warrant Price paid for the share(s).

In lieu of delivering physical certificates representing the Warrant Shares upon exercise of any Warrants, (i) the Company shall cause its transfer agent to electronically issue the Warrant Shares to the Registered Holder in uncertificated, book-entry form through the direct registration system and to send the Registered Holder an account statement evidencing such ownership, or (ii) provided the Company’s transfer agent is participating in the Depository’s Fast Automated Securities Transfer program, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Depository by crediting the account of the Depository or of the Participant, as the case may be, through its Deposit Withdrawal Agent Commission system.

3.3.4 Valid Issuance.  All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.5 Date of Issuance.  Each person in whose name any certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Notice of Exercise and Book-Entry Warrant is received by the Warrant Agent and payment of the Warrant Price was made, irrespective of the date of delivery of such Notice of Exercise and Book-Entry Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

3.3.6 Share Delivery Failure.  If the Company shall fail, for any reason or for no reason, to issue to the Registered Holder within three (3) trading days after receipt of the applicable Exercise Notice (the “Share Delivery Deadline”), a certificate for the number of Warrant Shares to which the Registered Holder is entitled upon such Registered Holder’s exercise of a Warrant or credit such Registered Holder’s balance account with the Depository for such number of Warrant Shares to which such Registered Holder is entitled upon such Registered Holder’s exercise of the Warrant (as the case may be, but in each case without a restrictive legend) (a “Delivery Failure”), and if on such or after such Share Delivery Deadline the Registered Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Registered Holder of all or any portion of the number of Warrant Shares issuable upon such exercise that the Registered Holder so anticipated receiving from the Company, then, in addition to all other remedies available to it, the Company shall, within three (3) Business Days after the Registered Holder’s request and in the Registered Holder’s discretion, either (i) pay cash to the Registered Holder in an amount equal to 100% of the Registered Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other person in respect, or on behalf, of the Registered Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Registered Holder’s balance account with the Depository for the number of Warrant Shares to which the Registered Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Registered Holder a certificate or certificates representing such Warrant Shares or credit the Registered Holder’s balance account with the Depository for the number of Warrant Shares to which the Registered Holder is entitled upon the Registered Holder’s exercise hereunder (as the case may be) and pay cash to the Registered Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the shares of Common Stock on any trading day during the period commencing on the date of the applicable Exercise Notice and ending on the date immediately preceding the date of such issuance and payment under this clause (ii).  The Warrant Agent shall have no duties, responsibilities or obligations to take any action under this paragraph without clear and precise instructions from the Company.

3.3.7 Maximum Percentage.  A holder of a Warrant may notify the Company in writing in the event such holder elects to be subject to the provisions contained in this subsection 3.3.7.; however, no holder of a Warrant shall be subject to this subsection 3.3.7. unless he, she or it makes such election.  If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Solely the holder of the Warrant shall determine the extent to which the Warrant is exercisable in accordance with this Section 3.3.7., and neither the Company nor the Transfer Agent shall have any obligation to verify or confirm the accuracy of such determination.  For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent (or its successor) setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

4.	Adjustments.

4.1 Stock Dividends.

4.1.1 Split-Ups.  If after the date hereof, and subject to the provisions of Section 4.5 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock on Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock.  A rights offering to holders of the Common Stock entitling holders to purchase shares of Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value.  For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2 Extraordinary Dividends.  If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Stock as a class on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than as described in subsection 4.1.1 (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each share of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible) in respect of such Extraordinary Dividend.

4.2 Aggregation of Shares.  If after the date hereof, and subject to the provisions of Section 4.5 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3 Adjustments in Warrant Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 4.1.1 or 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

4.4 Notices of Changes in Warrant.  Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give reasonable written notice thereof to the Warrant Agent, which notice shall state the Warrant Price and any new or amended terms resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.  The Warrant Agent shall have no duty or obligation under this Agreement to determine whether any event requiring adjustment under this Section 4 has occurred or are scheduled or contemplated to occur or to calculate any of the adjustments set forth herein.

4.5 No Fractional Shares or Scrip.  Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares or scrip representing fractional shares upon the exercise of Warrants.  As to any fraction of a share which the holder of any Warrant would be entitled to purchase upon exercise of such Warrant, the Company shall, at its sole election, either (i) pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Warrant Price, or (ii) round up to the nearest whole number the number of shares of Common Stock to be issued to such holder.

4.6 Form of Warrant.  The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5.	Transfer and Exchange of Warrants.

5.1 Registration of Transfer.  The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and accompanied by appropriate instructions for transfer.  Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent.  The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2 Procedure for Surrender of Warrants.  Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository.

5.3 Fractional Warrants.  The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate for a fraction of a warrant.

5.4 Service Charges.  No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5 Warrant Execution and Countersignature.  The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.	Other Provisions Relating to Rights of Holders of Warrants.

6.1 No Rights as Stockholder.  A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

6.2 Lost, Stolen, Mutilated, or Destroyed Warrants.  If any Warrant is lost, stolen, mutilated or destroyed, absent notice to the Company or Warrant Agent that such certificates have been acquired by a protected purchaser, the Company may, upon receipt by Warrant Agent of an open penalty surety bond satisfactory to the Warrant Agent and holding it and Company harmless, issue, in a form mutually agreed to by Warrant Agent and the Company, a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed, and countersigned by the Warrant Agent.  Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.  The Warrant Agent may, at its option, countersign replacement Warrants for mutilated certificates upon presentation thereof without such indemnity.

6.3 Reservation of Common Stock.  The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.  The Company further covenants that its issuance of Warrants shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under the Warrants.  The Company will take all such commercially reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by the Warrants will, upon exercise of the purchase rights represented by the Warrants and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

6.4 Registration of Common Stock.  The Company will use commercially reasonable efforts to maintain the effectiveness of the Registration Statement and the current status of the Prospectus or to file and maintain the effectiveness of another registration statement and another current prospectus covering the Warrants and the Warrant Shares until all Warrant Shares covered by such registration statement may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1).

7. Redemption.

7.1  Right of Redemption.  Not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to the Expiration Date, at the office of the Warrant Agent, upon the notice referred to in Section 7.2, at the price of $0.01 per Warrant (subject to adjustment proportionate to any adjustment to the Warrant Price pursuant to Section 4.3) (the “Redemption Price”), provided, however, that the last reported sales price of the Common Stock has been equal to or greater than the $2.50 per share (subject to adjustment proportionate to any adjustment to the Warrant Price pursuant to Section 4.3) for any period of 10 consecutive trading days ending prior to the notice of redemption to the Registered Holders and there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants current and available.

7.2 Date Fixed for, and Notice of, Redemption.  In the event the Company shall elect to redeem all of the Warrants pursuant to Section 7.1 (the “Redeemable Warrants”), the Company shall fix a date for the redemption.  Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the Registered Holders of the Redeemable Warrants at their last addresses as they shall appear on the registration books.  Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date sent whether or not the Registered Holder received such notice.

7.3 Exercise After Notice of Redemption.  The Redeemable Warrants may be exercised for cash in accordance with Section 3.3.1 of this Warrant Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 7.2 hereof and prior to the time and date fixed for redemption.  On and after the redemption date, the record holders of the Redeemable Warrants shall have no further rights except to receive the Redemption Price upon surrender of the Redeemable Warrants.

8.	Concerning the Warrant Agent and Other Matters.

8.1 Bank Accounts.  All funds received by Warrant Agent under this Agreement that are to be distributed or applied by Warrant Agent in the performance of services to be provided hereunder (the “Funds”) shall be held by Continental Stock Transfer & Trust Company as agent for the Company and deposited in one or more bank accounts to be maintained by Continental Stock Transfer & Trust Company in its name as agent for the Company.  Until paid pursuant to the terms of this Agreement, Continental Stock Transfer & Trust Company will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.).  Continental Stock Transfer & Trust Company shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Continental Stock Transfer & Trust Company in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party.  Continental Stock Transfer & Trust Company may from time to time receive interest, dividends or other earnings in connection with such deposits.  Continental Stock Transfer & Trust Company shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

8.2 Payment of Taxes.  The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of the Warrant Shares, but neither the Company nor the Warrant Agent shall be obligated to pay any transfer taxes in respect of the Warrants or Warrant Shares.  The Warrant Agent shall not register any transfer or issue or deliver any Warrants or Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax, if any, has been paid.

8.3 Resignation, Consolidation, or Merger of Warrant Agent.

8.3.1 Appointment of Successor Warrant Agent.  The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company.  If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost.  Any successor Warrant Agent, whether appointed by the Company or by such applicable court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the City and State of New York, and authorized under such laws to exercise the powers of a transfer agent and subject to supervision or examination by federal or state authority.  After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes necessary or appropriate, at the expense of the Company, the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose.

8.3.2 Notice of Successor Warrant Agent.  In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Common Stock not later than the effective date of any such appointment.

8.3.3 Merger or Consolidation of Warrant Agent.  Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity  resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.4 Fees and Expenses of Warrant Agent.

8.4.1 Remuneration.  The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.4.2 Further Assurances.  The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4.3 Cash Reserve.  The Company shall provide an initial funding of $100 for the purpose of issuing cash in lieu of fractional shares.  From time to time thereafter, the Warrant Agent may request additional funding to cover fractional payments in writing.  The Warrant Agent shall have no obligation to make such fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

8.5 Liability of Warrant Agent.

8.5.1 Reliance on Company Statement.  Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or other authorized officer of the Company and delivered to the Warrant Agent.  The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.5.2 Indemnity.  The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions or omissions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined in a final judgment by a court of competent jurisdiction).

8.5.3 Exclusions.  The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof).  The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant.  The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any Warrant Shares, when issued, be valid and fully paid and nonassessable.

8.5.4 Limitation of Liability.  Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

8.6 Instructions; Certifications. From time to time, the Company may provide the Warrant Agent with instructions or certifications concerning or related to the services performed by the Warrant Agent hereunder.  In addition, at any time the Warrant Agent may apply to any officer of the Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement.  The Warrant Agent and its employees, agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by Warrant Agent, its employees, agents and subcontractors in reliance upon any Company instructions, certifications or upon the advice or opinion of such counsel.  The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

8.7 Rights and Duties of Warrant Agent.

(a)           The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in accordance with such opinion.

(b) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrants (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

(c) The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(d) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(e) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(f) The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder.

(g) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(h) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(i) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(j) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied).  The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

(k) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(l) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

8.8 Delivery of Exercise Price.  The Warrant Agent shall forward funds received for warrant exercises under this Agreement by the 5th Business Day following receipt to an account designated by the Company.

8.9 Acceptance of Agency.  The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the express terms and conditions herein set forth and among other things, shall account to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Warrant Shares.

8.10 Opinion of Counsel.  The Company shall provide an opinion of counsel prior to the effective date of this Agreement to set up a reserve of warrants and related Common Stock.  The opinion shall state that all such warrants or Common Stock, as applicable, are: (1) registered under the Securities Act or are exempt from such registration; and (2) validly issued, fully paid and non-assessable.

8.11 Confidentiality.  The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the compensation for services  performed hereunder shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

8.12 Consequential Damages.  Neither party to this Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

9.	Miscellaneous Provisions.

9.1 Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2 Notices.  All notices, requests, demands and other communications from the Company to the Warrant Agent or vice-versa, or the holders of warrants to the Warrant Agent or the Company made under or by reason of the provisions of this Agreement shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested, or nationally recognized overnight courier, addressed as follows:

If to the Company:
Opexa Therapeutics, Inc.
Attn.: Chief Executive Officer
2635 Technology Forest Blvd.
The Woodlands, TX 77381

If to the Warrant Agent:
Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004
Attention:  Compliance Dept.

All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement shall be effective when sent.

9.3 Applicable Law, Submission to Jurisdiction, Trial by Jury.  The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Each of the Company and the holders hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Warrant Agent hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  Each of the Company and the Warrant Agent hereby waives any objection to such exclusive jurisdiction, as applicable, and that such courts represent an inconvenient forum.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Warrant Agent and the Holders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.4 Persons Having Rights under this Agreement.  Nothing in this Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.  All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5 Examination of the Warrant Agreement.  A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose, for inspection by the Registered Holder of any Warrant.  The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.6 Counterparts.  This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

9.7 Effect of Headings.  The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8 Amendments.  This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders.  All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of at least a majority of the then outstanding Warrants.  Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.  No consideration shall be offered by the Company to any Registered Holder in connection with a modification, amendment or waiver of this Agreement or any Warrant without also offering the same consideration to all Registered Holders.  As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 9.8.

9.9 Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

9.10 Survival.  The provisions of Sections 8 shall survive any termination of this Agreement and the resignation, removal or replacement of the Warrant Agent.

9.11 Force Majeure.  Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

9.12 USA PATRIOT Act Notice.  The Warrant Agent hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it must obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Warrant Agent to identify the Company in accordance with the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

OPEXA THERAPEUTICS, INC.

By: /s/ Neil K. Warma
Name: Neil K. Warma
Title:   President & Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

as Warrant Agent

By: /s/ Mark Zimkind
Name:           Mark Zimkind
Title:           Vice President & Director of
                 Shareholder Services

[Signature Page to Warrant Agreement]

EXHIBIT A

[Form of Warrant Certificate]

[FACE]

Number:  M-__________                                                                          Series M Warrants to purchase ______ shares

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW
OPEXA THERAPEUTICS, INC.
Incorporated Under the Laws of the State of Texas

CUSIP 68372T 129

Series M Warrant Certificate

This Warrant Certificate certifies that ___________, or registered assigns, is the registered holder of warrant(s) (the “Warrants” and each, a “Warrant”) to purchase shares of Common Stock, $0.01 par value per share (“Common Stock”), of Opexa Therapeutics, Inc., a Texas corporation (the “Company”).  Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock as set forth above, at the exercise price (the “Exercise Price”) set forth below, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement.  Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement (as defined on the reverse hereof).

Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock.  The number of the shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per share of Common Stock for any Warrant is equal to (i) $0.50 per share from the date of issuance through June 30, 2016 and (ii) $1.50 per share from July 1, 2016 through the Expiration Date.  The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

 This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

OPEXA THERAPEUTICS, INC.

By:
Name: Neil K. Warma
Title:   President & Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

as Warrant Agent

By:
Name:
Title:

[Form of Warrant Certificate]

[REVERSE]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of February 25, 2015 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants.  A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.  Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement.  The holder of Warrants evidenced by this Warrant Certificate may exercise them by delivering (i) this Warrant Certificate, or, in the case of a Book-Entry Warrant Certificate (as defined in the Warrant Agreement), the Warrants to be exercised (the “Book-Entry Warrants”) as shown on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Exercise Notice”), properly executed by the holder hereof on the reverse of this Warrant Certificate or properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”), and substantially in the form included on the reverse of this Warrant Certificate and (iii) the Warrant Price for each Warrant to be exercised in lawful money of the United States by certified or official bank check or by bank wire transfer in immediately available funds, in each case payable to the Warrant Agent, unless a “cashless exercise” is permitted under the Warrant Agreement.

In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised. If fewer than all the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted.  If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, either round up to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant or pay such holder cash for such fractional share in the Company’s sole discretion.

Warrant Certificates, when surrendered at the office of the Warrant Agent designated for such purposes by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

NOTICE OF EXERCISE

(To Be Executed Upon Exercise of Warrant)

CASH EXERCISE:

The undersigned hereby irrevocably elects to exercise the rights represented by this Warrant Certificate to receive _____________ shares of Common Stock and herewith tenders payment for such shares to the order of Opexa Therapeutics, Inc. (the “Company”) in the amount of $  in accordance with the terms hereof.  The undersigned requests that a certificate for such shares be registered in the name of , whose address is  and that such shares be delivered to  whose address is .  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of  , whose address is  , and that such Warrant Certificate be delivered to , whose address is .

CASHLESS EXERCISE:

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise, (i) the number of shares that this Warrant is exercisable for would be determined in accordance with section 3.3.2 of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following:

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of   , whose address is   , and that such Warrant Certificate be delivered to   , whose address is .

Date:____________, 20____
(Signature)

(Address)

(Tax Identification Number)

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Warrant Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO RULE 17Ad-15).

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, _________________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

__________________________________                                                                                     ______________________________
__________________________________                                                                                     (Please insert social security or
__________________________________                                                                                     other identifying number of assignee)
(Please print name and address
including zip code of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ________________________________________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Date:____________, 20____                                                           ____________________________________(Signature)

____________________________________
____________________________________(Address)

____________________________________
(Tax Identification Number)

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange
Act of 1934, as amended).

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO  RULE 17Ad-15).